Exhibit 1.1

EXECUTION VERSION

OUTFRONT Media Inc.

Common Stock

($0.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

November 21, 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

One Bryant Park

New York, New York 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

OUTFRONT Media Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, (“Merrill Lynch”), Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc.,

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as sales agents and/or principals (each, an “Agent”, and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $300,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-210788), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus”

(as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents, pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, as of the date hereof or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), as of the date hereof or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations in this Section 1(ii) do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in any such document, it being understood and agreed that the only such information furnished by any Agent consists of the information described in Section 6(b).

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act. Each accountant who has certified certain financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the applicable entity within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(vii)    Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except, in each case, as otherwise disclosed therein and the notes related thereto and, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (except, in each case, as otherwise disclosed therein and the notes related thereto and, in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments) and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or the businesses or properties acquired or to be acquired, as applicable, and presents fairly in all material respects the information shown thereby. Any pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that, in each case, would reasonably be expected to result in a material adverse change, in or affecting the business, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”); (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ix)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (where such designation is applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (A) the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or (B) on the performance by the Company of its obligations under this Agreement, or the consummation of any of the transactions contemplated hereby (together, a “Material Adverse Effect”). Other than the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is or, if considered in the aggregate as one entity would be, “Significant Subsidiaries” as defined under Rule 1.02(w) of Regulation S-X under the 1933 Act.

(x)    Capitalization. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except where the failure to be duly and validly authorized and issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect (except, in the case of any foreign subsidiary, for the directors’ qualifying shares), and are not subject to any preemptive or similar rights; and, except as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except under applicable law or pursuant to customary provisions in joint venture agreements, downREIT agreements and similar agreements.

(xi)    Listing of Common Stock. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xii)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”),

except, in each case, as would not be reasonably expected to have a Material Adverse Effect (A) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (B) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and to the knowledge of the Company and its subsidiaries (other than with respect to the due execution and delivery by the Company or any subsidiary), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (C) each such grant was made in accordance with the terms of the Company Stock Plans and all applicable laws and regulatory rules or requirements, and (D) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(xiii)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(xiv)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xvi)    Registration Rights. Except those rights that have been described in the Registration Statement, the General Disclosure Package and the Prospectus or that have been waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(xvii)    No Violation or Default. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries (each, a “Governmental Entity”), except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject , (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of this Agreement, the offering, issuance, sale or delivery of Shares and the consummation of the transactions contemplated hereby, except for (A) the registration of the offering of the Shares under the 1933 Act and (B) such consents, approvals, authorizations, orders and registrations or qualifications (1) as have already been made or obtained, (2) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (3) under applicable state securities laws or (4) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)    No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xxi)    Legal Proceedings. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and no such Actions are, to the knowledge of the Company or any of its subsidiaries, threatened or contemplated by any Governmental Entity or by others.

(xxii)    Licenses and Permits. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization.

(xxiii)    Real and Personal Property. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to (in the case of real property), or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)    Title to Intellectual Property. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights, and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; (B) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person in any material respect with any such rights of others; (C) neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation or conflict with any such Intellectual Property, which could reasonably be expected to result in a Material Adverse Effect; and (D) to the knowledge of the Company or any of its subsidiaries, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(xxv)    Compliance with Environmental Laws. The Company and its subsidiaries (A) are, to the Company’s knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) to the Company’s knowledge, have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi)    Compliance with ERISA. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) each employee benefit plan (other than any multi-employer plan), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any material liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (B) each multiemployer plan, within meaning of Section 3(3) of ERISA (each, a “Multiemployer Plan”), to the Company’s knowledge, has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (C) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan and with respect to any Multiemployer Plan, to the Company’s knowledge, excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (D) for each Plan and in the case of each Multiemployer Plan, to the Company’s knowledge, that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (E) the fair market value of the assets of each Plan and in the case of each Multiemployer Plan, to the Company’s knowledge, exceeds the present value of all benefits accrued under such Plan and Multiemployer Plan, in each case, (determined based on those assumptions used to fund such Plan and Multiemployer Plan) if required by the terms of such Plan and Multiemployer Plan; (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries and (G) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan and in the case of the Multiemployer Plan, to the Company’s knowledge, or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (A) through (G) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvii)    Disclosure Controls. The Company maintains effective disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s management has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxviii)    Accounting Controls. The Company maintains processes of internal control over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in each of the Registration Statement, General Disclosure Package and the Prospectus, there are no material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(xxix)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company or any of its subsidiaries, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)    Qualification as a REIT. The Company has made an election to be taxed as a real estate investment trust (a “REIT”) under the Code since July 17, 2014, and has operated, and intends to continue to operate as a REIT under the Code.

(xxxi)    Taxes. Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof; and each of the Company and its subsidiaries has paid all taxes payable by it through the date hereof, except for taxes being contested in good faith and for which adequate reserves have been taken, and except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate have a Material Adverse Effect.

(xxxii)    Insurance. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus or, in each case, as would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, taken as a whole; and neither the Company nor any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxiii)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xxxiv)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, directly or indirectly, any action designed, or that could reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company.

(xxxv)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxvi)     No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries enforce, and will continue to enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxvii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have for the last three years been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of applicable jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)    No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(xxxix)    No Restrictions on Subsidiaries. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no material subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xl)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(xli)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xliii)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a)    Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)    The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such

Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or securityholders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which either Merrill Lynch, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)    The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall not exceed 2% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)    If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)    If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity Offering SM Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)    Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)    Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)    The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants. The Company agrees with the Agents:

(a)    Compliance with Securities Regulations and Commission Requests. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents as promptly as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission that are related to the Registration Statement or the Prospectus (including any information incorporated by reference therein), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment. In the event of any issuance of a notice of objection, by the Commission, the Company will use its commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Company or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of a an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as promptly as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(c)    Filing or Use of Amendments and Supplements. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company will give the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(d)    Delivery of Registration Statements. Upon request of any Agent, the Company will furnish or deliver to such Agent and counsel for such Agent, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to any Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Delivery of Prospectuses. The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)    Blue Sky Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts to, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, qualify the Shares for offer and sale under the securities or Blue Sky laws of such states and non-U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, reasonably request and will continue such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided that the Company will be deemed to have furnished such statement to its securityholders to the extent it is filed with the Commission pursuant to EDGAR.

(i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)    Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Shares on, and satisfy the requirements of, the NYSE.

(k)    Notice of Certain Actions. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (or subsequently issued in compliance herewith) and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock or other equity incentive awards granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus (D) any shares of Common Stock issued pursuant to any equity compensation plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) the filing of a registration statement on Form S-8 relating to shares of Common Stock that may be issued pursuant to any equity compensation plans of the Company. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)    No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)    Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)    Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (ii) promptly after each (A) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (B) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (C) Company Periodic Report Date, and (iii) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (i) above, the applicable Agents, an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (i) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(h) hereof that was last furnished to the Agents or, in the case of clause (i) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (ii) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (ii) of the first sentence of this Section 3(o), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall provide the Agent such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)    Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (ii) promptly after each Registration Statement Amendment Date, Company Earnings Report Date,

Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (i) above, the applicable Agents, the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents or, in the case of clause (i) above, such Agents, as the case may be,) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (i) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b) through (e), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (i) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (i) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (i) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide opinions pursuant to clause (ii) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents opinions pursuant to clause (ii) of the first sentence of this Section 3(p), then before the Company instructs the Agent to sell Shares pursuant to Section 2(b), the Company shall provide the Agent such opinions.    As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)    Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (ii) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants, and the accountants of any businesses or properties acquired or proposed to be acquired, if any, whose financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, to furnish to the Agents or, in the case of clause (i) above, the applicable Agents, a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (i) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(f) hereof with respect to the applicable financial statements, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement that the Company’s independent accountants (and the accountants of any businesses or properties acquired or proposed to be acquired) furnish a letter to the Agents pursuant to clause (ii) of the first sentence of this Section 3(q) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not furnish to the Agents a letter from the Company’s independent accountants (or the accountants of any businesses or properties acquired or proposed to be acquired, if applicable) pursuant to clause (ii) of the first sentence of this Section 3(q), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall furnish to the Agents such letter from Company’s independent accountants (and the accountants of any businesses or properties acquired or proposed to be acquired). As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)    Trading in the Common Stock. The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)    Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)    Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices. For the avoidance of doubt, the requirement that the Company cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents shall be waived for any time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents pursuant to the first sentence of this Section 3(t), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents.

(u)    Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)    Ceasing Eligibility for Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, (iii) use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness. The Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(w)    Qualification as a REIT. The Company shall (a) use its reasonable best efforts to operate so as to satisfy all requirements necessary to qualify and maintain its qualification and taxation as a REIT under the Code and (b) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Code that would reasonably be expected to have a Material Adverse Effect, in either case, unless the board of directors (or equivalent body) of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

Section 4. Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (vii) the filing fees incident to the review by FINRA of the terms of sales of Shares, if applicable, and (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE.

(b)    If the aggregate offering price of Shares of at least $30,000,000 have not been offered and sold under this Agreement prior to the two year anniversary of the date of this agreement (or such earlier date on which the Company terminates this ATM Equity OfferingSM Sales Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Agents incurred in connection with this Agreement.

Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)    Opinion of Counsel for the Agents. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Weil, Gotshal & Manges LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)    Opinion of Counsel to the Company. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Jones Day, counsel to the Company, dated such date, substantially in the form set forth in Exhibit A hereto.

(d)    Opinion of Local Counsel to Company. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Venable LLP, counsel to the Company in the State of Maryland, dated such date, substantially in the form set forth in Exhibit B hereto.

(e)    Opinion of REIT Tax Counsel to Company. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special REIT tax counsel to the Company, dated such date, substantially in the form set forth in Exhibit C hereto.

(f)    Accountants’ Letter. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated such date, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(g)    Officer’s Certificate on Size of ATM Program. On the date of this ATM Equity OfferingSM Sales Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(h)    Officers’ Certificate for the Company. On the date of this ATM Equity OfferingSM Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents shall have received a certificate of the Chief Financial Officer of the Company and of the Treasurer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)    Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(j)    Additional Documents. On the date of this ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements reasonably requested by the Agents, or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

(k)    Termination of this ATM Equity OfferingSM Sales Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this ATM Equity OfferingSM Sales Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification.

(a)    Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein.

(b)    Indemnification of Company, Directors and Officers. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent in writing expressly for use therein, it being understood and agreed that the only such information furnished by any Agent consists of the following information in the Prospectus: the legal name of each Sales Agent set forth on the cover of the Prospectus.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a)    This ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, (x) by the Company, upon prior written notice to the Agents or (x) by an Agent, as to itself, upon prior written notice to the Company. This ATM Equity Offering Sales Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $300,000,000.

(b)    The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)    If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)    if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)    if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)    In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) an Agent shall own any Shares purchased by it as principal or (B) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Ted Sullivan, with a copy to ECM Legal, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: ICBM-Legal, Deutsche Bank Securities, Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk with a copy to Deutsche Bank Securities, Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC 383 Madison Avenue, 10th Floor, New York, New York 10179, Attention: Adam Rosenbluth, Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department), Wells Fargo Securities, LLC 375 Park Avenue, New York, New York 10152, and notices to the Company shall be directed to it at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, Attention: General Counsel.

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. This Agreement shall each inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee to the Agent without prior written consent of any party. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agent agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

OUTFRONT Media Inc.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Jeremy J. Radtke
Name: Jeremy J. Radtke
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Kristin M. Allen
Name: Kristin M. Allen
Title: Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

Morgan Stanley & Co. LLC

By:	/s/ James Watts
Name: James Watts
Title: Vice President

Wells Fargo Securities, LLC

By:	/s/ Greg Ogborn
Name: Greg Ogborn
Title: Director

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.	The Sales Agreement has been executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York.

2.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Sales Agreement, or in connection with the issuance or sale of the Authorized Shares, by the Company, except (i) for the registration of the Authorized Shares under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934 and the rules and regulations thereunder or (iii) as may be required under state securities or “blue sky” laws.

3.	The (i) execution, delivery and performance of the Sales Agreement by the Company, (ii) the issuance and sale of the Authorized Shares by the Company and (iii) the compliance with the terms and provisions of the Sales Agreement by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its property, or any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto and (ii) in that we express no opinion with respect to any violation or default (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement not identified on Exhibit B attached hereto or (c) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

4.	The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

We have participated in the preparation of the Company’s Registration Statement on Form S-3 (Registration No. 333-210788) (the “Registration Statement”), the prospectus, dated April 15, 2016 (the “Base Prospectus”), and the prospectus supplement, dated November 21, 2017 (together with the Base Prospectus, the “Prospectus”). Each of the Registration Statement and the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of PricewaterhouseCoopers LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, with the Sales Agents and with counsel to the Sales Agents concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus and the responses to various items in Form S-3. Based on our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, and the Prospectus, as of the date hereof, complies as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, except that we express no view with respect to the financial statements and reports related thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in, or incorporated by reference into, the Registration Statement and the Prospectus. Based on the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to the financial statements and reports related thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

Assuming the accuracy of the representations and warranties of the Company set forth in Sections 1(i), 1(iv) and 1(v) of the Sales Agreement, the Registration Statement has become effective pursuant to Rule 462(e) under the Securities Act. In addition, based solely upon our review of the website of the Securities and Exchange Commission (the “Commission”), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the time period required by Rule 424(b) (without regard to Rule 424(b)(8)).

Exhibit B

FORM OF OPINION OF COMPANY’S LOCAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

1.	Each of the Company and Outdoor is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.	Each of the Company and Outdoor has all necessary corporate power to own or lease and operate its properties and to conduct its business, in all material respects, as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary – The Company” and “The Company.” The Company has all necessary corporate power to execute and deliver, and to perform its obligations under, the Sales Agreement.

3.	The sale and issuance of the Shares has been duly authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor in accordance with the Resolutions, the Corporate Proceedings, the Prospectus and the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Common Stock.” The Company has an authorized capitalization of 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. The sale and issuance of the Shares is not subject to any preemptive or other similar rights of any stockholder of the Company arising under the MGCL, the Company Charter or the Company Bylaws.

4.	The execution and delivery of the Sales Agreement, and the performance by the Company of the transactions contemplated by the Sales Agreement, have been duly authorized by all necessary corporate action on the part of Company.

5.	The Sales Agreement has been duly executed and delivered by the Company.

6.	The execution, delivery and performance by the Company of the Sales Agreement and the consummation by the Company of the transactions contemplated thereby, including the sale and issuance of the Shares, will not conflict with or result in a breach or violation of (a) the provisions of the Company Charter, the Company Bylaws, the Outdoor Charter or the Outdoor Bylaws, (b) any Maryland statute, rule or regulation, or (c) based solely on the Officer’s Certificate, any order of any governmental agency or body of the State of Maryland having jurisdiction over the Company or Outdoor or any of their respective properties.

7.	No consent, approval, authorization or order of, or filing with, any Maryland court or governmental agency or body having jurisdiction over the Company is required for the execution and delivery of the Sales Agreement or consummation of the transactions contemplated thereby by the Company, including the sale and issuance of the Shares, except such as have been obtained or made, if any (other than any consent, approval, authorization, order or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

8.	Based solely upon the Officer’s Certificate and upon any facts otherwise known to us, there is no action, suit, proceeding, inquiry or investigation pending (in which service of process has been received by an employee of the Company), or threatened, involving the Company or the property of the Company, before or by any court or governmental agency or body of the State of Maryland which, individually or in the aggregate, would reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Sales Agreement. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

9.	Based solely upon the Officer’s Certificate and upon any facts otherwise known to us, there is no action, suit, proceeding, inquiry or investigation pending (in which service of process has been received by an employee of Outdoor), or threatened, involving Outdoor or the property of Outdoor, before or by any court or governmental agency or body of the State of Maryland which, individually or in the aggregate, would reasonably be expected to materially and adversely affect the properties or assets of Outdoor. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Outdoor or its properties.

10.	The information in the General Disclosure Package and the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” and in Part II of the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers – Maryland Corporations,” as of the date of the Prospectus and the date hereof, insofar as such information purports to summarize the provisions of the Company Charter or the Company Bylaws or Maryland law, is accurate in all material respects.

Exhibit C

FORM OF OPINION OF COMPANY’S REIT TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

1.	Commencing with Outfront’s first taxable year beginning July 17, 2014, Outfront has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

2.	Although the discussion set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax considerations of the ownership and disposition of Common Stock, subject to the qualifications set forth therein.

3.	As noted in the Offering Documents, Outfront’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Outfront’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

Annex I

OUTFRONT Media Inc.

Common Stock

($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

OUTFRONT Media Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated November 21, 2017 (the “Sales Agreement”), between the Company and the agents party thereto, to issue and sell to [the Agent][[●] and [●]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto.    Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly,]to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [Merrill Lynch] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [Merrill Lynch] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [Merrill Lynch], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

OUTFRONT Media Inc.

By:

Name:

Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:

Title:

*	Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.